UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 20, 2008

VITALTRUST BUSINESS DEVELOPMENT CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-27277	88-0503197
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5025 W Lemon Street, Suite 200
Tampa, Florida  33609
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 341-4602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On February 20, 2008, the Board of Directors of VitalTrust Business Development Corporation (the “Company”) appointed Steven C. Rockefeller, Jr. as a director of the Company.  There is no understanding or arrangement between Mr. Rockefeller and any other person pursuant to which Mr. Rockefeller was selected as a director.  Mr. Rockefeller does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

Mr. Rockefeller is the President of Education Adventures, which creates family friendly entertainment to empower children to make better safety-related decisions.  Prior to this Mr. Rockefeller served as a Managing Director for Deutsche Bank Private Wealth Management.  He was a key participant in the creation of the Deutsche Bank Microcredit Development Fund, a unique partnership between the bank and its clients to support microcredit programs worldwide.  Mr. Rockefeller also serves on the Board of Directors of the Soros Economic Development Fund and the Deutsche Bank Microcredit Development Fund.  In addition, he serves on the Board of the Rockefeller Philanthropy Advisors, and is a member of The Rockefeller University Council and the YMCA-YWCA Camping Services Council.  He holds a Master’s Degree of Public and Private Management for Yale University and A Bachelor of Arts from Fairfield University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

February 28, 2008	By:	/s/ Alex Edwards
Alex Edwards
Chief Executive Officer

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